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                                                           Exhibit Number - 21.1

Sykes Enterprises, Incorporated
List of Subsidiaries

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
Sykes Enterprises Incorporated of Canada                                        Canada

Sykes Enterprises Incorporated Holdings B.V.                                    The Netherlands

Sykes Enterprises Incorporated, B.V.                                            The Netherlands

Sykes Realty, Inc.                                                              Florida

Sykes Enterprises-South Africa, Inc.                                            Florida

Sykes Datasvar Support AB                                                       Sweden

Sykes Holdings of Belgium B.V.B.A.                                              Belgium

Translation, Fulfillment & Communication, N.V. ("Traffic")                      Belgium

Sykes Enterprises GmbH                                                          Germany

Telcare Gesellschaft fur Telekommunikations-Mehrwertdieste mbH ("Telcare")      Germany

TAS Telemarketing Gesellschaft fur Kommunikations und Dialog mbH ("TAS I")      Germany

Sykes Verwaltungrgesellschaft mbH, f/k/a TAS Hedi Fabinyi GmbH ("TAS II")       Germany

TAS GmbH Nord Telemarketing und Vertriebsberatung ("TAS III")                   Germany

McQueen Limited                                                                 Scotland

McQueen International Limited                                                   Scotland

McQueen Integrated Manufacturing Services Ltd.                                  Scotland

McQueen Graphics Ltd.                                                           Scotland

McQueen Europe Ltd.                                                             Scotland

Link Network Ltd.                                                               Scotland

McQueen Benelux BV                                                              The Netherlands

McQueen France SA                                                               France

McQueen Inc.                                                                    Delaware

McQueen Skandinavian AB                                                         Sweden

Oracle Service Networks Corporation                                             Canada

NAL Path Inc.                                                                   Canada

248 Pall Mall Inc.                                                              Canada

Clinidata Corporate                                                             Canada

CompuHelpLine, Inc.                                                             Florida

Sykes Costa Rica, Inc.                                                          Costa Rica

Ascende Information Services, S.A.                                              Costa Rica
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